EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES NET EARNINGS INCREASE OF 35%

SEATTLE, WASHINGTON – August 3, 2004, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $37,612,000 for the second quarter of 2004, compared with $27,910,000 for the same quarter of 2003, an increase of 35%.  Net revenues for the second quarter of 2004 increased 25% to $222,223,000 as compared with $178,261,000 reported for the second quarter of 2003.  Total revenues and operating income were $798,666,000 and $58,246,000 in 2004 compared with $625,713,000 and $41,305,000 for the same quarter of 2003, increases of 28% and 41%, respectively.  Diluted net earnings per share for the second quarter were $.34 as compared with $.26 for the same quarter in 2003, an increase of 31%.  The company also reported that same store net revenues and operating income increased 24% and 41%, respectively, for the second quarter of 2004 when compared with 2003.

For the six months ended June 30, 2004, net earnings rose to $69,456,000 from $53,029,000 in 2004, an increase of 31%. Net revenues for the six months increased to $424,719,000 from $348,287,000 for 2003, up 22%. Total revenues and operating income for the six months were $1,485,516,000 and $107,054,000 in 2004 compared with $1,182,059,000 and $78,834,000 for the same period in 2003, increases of 26% and 36%, respectively.  Diluted net earnings per share for the first two quarters of 2004 were $.63 as compared with $.49 for the same period of 2003, an increase of 29%. Same store net revenues and operating income increased 21% and 36%, respectively, for the six months ended June 30, 2004 when compared with the same period of 2003.

“In reviewing the second quarter, the first word that comes to mind is ‘WOW’,” commented Peter J. Rose, Chairman and Chief Executive Officer.  “The more we analyzed these results, the more we realized that we would not have dared dreamt it any better than it actually was.  We were particularly pleased with the balanced performance.  On a quarter-over-quarter basis, comparing operating income in the second quarter of 2004 with 2003, Europe was up 60%, the Far East was up 54%, and the Americas, which includes the corporate office, was up 33% before accounting for a $2,000,000 impairment write-off related to an equity investment in a privately-held technology company,” Rose went on to say.

“During the last year, we focused on improving customer service and strengthening our district sales programs.  We think that these efforts, aided by what is generally perceived to be a strengthening economy, really paid off this past quarter. Once again we must give all the credit for our results where credit is truly due—to our employees and to our customers.    We’re grateful to both, and, obviously, their continued support is what makes all the difference at Expeditors,” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 169 offices and 12 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Six months ended

June 30, 2004 and 2003

Unaudited

(in 000’s of US Dollars except share data)

	Three months ended June 30,		%	Six months ended June 30,		%
	2004	2003	Increase	2004	2003	Increase
Revenues	798,666	625,713	28%	1,485,516	1,182,059	26%
Net revenues	222,223	178,261	25%	424,719	348,287	22%
Operating income	58,246	41,305	41%	107,054	78,834	36%
Net earnings	37,612	27,910	35%	69,456	53,029	31%
Diluted earnings per share	.34	.26	31%	.63	.49	29%
Basic earnings per share	.36	.27	33%	.66	.51	29%
Diluted weighted average shares outstanding	110,656,193	108,978,181		110,188,368	108,857,787
Basic weighted average shares outstanding	105,597,413	104,540,894		105,364,264	104,430,226

No new offices were opened in the 2nd quarter of 2004.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on August 5, 2004 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about August 10, 2004.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$372,459	$295,832
Short-term investments	81	82
Accounts receivable, net	526,418	452,551
Deferred Federal and state income taxes	2,504	2,548
Other current assets	26,327	17,941
Total current assets	927,789	768,954

Property and equipment, net	248,346	241,702
Goodwill, net	7,774	7,774
Other intangibles, net	10,330	11,163
Other assets	12,343	13,440

	$1,206,582	$1,043,033
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	217
Accounts payable	370,111	301,122
Accrued expenses, primarily salaries and related costs	88,546	74,905
Federal, state and foreign income taxes	12,769	10,141
Total current liabilities	$471,426	$386,385

Deferred Federal and state income taxes	$17,500	$7,923

Minority interest	$5,009	$3,224

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 105,896,616 shares at June 30, 2004 and 105,056,454 shares at December 31, 2003	1,059	1,051
Additional paid-in capital	35,231	25,491
Retained earnings	675,030	617,216
Accumulated other comprehensive income	1,327	1,743
Total shareholders’ equity	712,647	645,501

	$1,206,582	$1,043,033

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenues:
Airfreight	$368,618	$287,514	$693,477	$554,328
Ocean freight and ocean services	290,109	231,979	523,155	422,324
Customs brokerage and other services	139,939	106,220	268,884	205,407

Total revenues	798,666	625,713	1,485,516	1,182,059

Operating expenses:
Airfreight consolidation	281,729	219,738	528,381	421,078
Ocean freight consolidation	239,313	186,648	426,132	334,501
Customs brokerage and other services	55,401	41,066	106,284	78,193
Salaries and related costs	117,931	98,014	228,972	191,554
Rent and occupancy costs	12,615	11,462	25,366	22,457
Depreciation and amortization	6,493	5,923	12,752	11,702
Selling and promotion	7,109	5,332	13,619	10,639
Other	19,829	16,225	36,956	33,101
Total operating expenses	740,420	584,408	1,378,462	1,103,225

Operating income	58,246	41,305	107,054	78,834

Interest expense	(23)	(77)	(28)	(125)
Interest income	1,258	1,274	2,264	2,254
Other, net	644	1,577	1,801	2,637

Other income, net	1,879	2,774	4,037	4,766

Earnings before income taxes and minority interest	60,125	44,079	111,091	83,600

Income tax expense	21,372	15,698	39,532	29,830

Net earnings before minority interest	38,753	28,381	71,559	53,770

Minority interest	(1,141)	(471)	(2,103)	(741)

Net earnings	$37,612	$27,910	$69,456	$53,029

Diluted earnings per share	$0.34	$0.26	$0.63	$0.49

Basic earnings per share	$0.36	$0.27	$0.66	$0.51

Weighted average diluted shares outstanding	110,656,193	108,978,181	110,188,368	108,857,787

Weighted average basic shares outstanding	105,597,413	104,540,894	105,364,264	104,430,226

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Operating Activities:
Net earnings	$37,612	$27,910	$69,456	$53,029
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(438)	(284)	244	(86)
Deferred income tax expense	5,033	342	9,880	3,286
Tax benefits from employee stock plans	8,118	1,088	10,040	3,245
Depreciation and amortization	6,493	5,923	12,752	11,702
Gain on sale of property and equipment	(61)	(39)	(48)	(82)
Impairment write down of other assets	2,000	—	2,000	—
Other	819	702	1,548	1,685
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(62,034)	(14,869)	(74,612)	12,685
Increase in other current assets	(9,288)	(9,721)	(8,565)	(10,748)
Increase (decrease) in minority interest	857	(116)	1,819	(196)
Increase in accounts payable and other current liabilities	44,077	9,097	84,649	9,491

Net cash provided by operating activities	33,188	20,033	109,163	84,011

Investing Activities:
Decrease (increase) in short-term investments	(30)	(31)	1	3
Purchase of property and equipment	(11,655)	(4,348)	(20,293)	(8,893)
Proceeds from sale of property and equipment	235	132	287	138
Other	909	(217)	228	(4)

Net cash used in investing activities	(10,541)	(4,464)	(19,777)	(8,756)

Financing Activities:
Borrowings (repayments) of short-term debt, net	2	(35)	(213)	(884)
Proceeds from issuance of common stock	10,064	3,265	11,491	5,057
Repurchases of common stock	(10,247)	(3,453)	(11,784)	(5,427)
Dividends paid	(11,642)	(8,368)	(11,642)	(8,368)

Net cash used in financing activities	(11,823)	(8,591)	(12,148)	(9,622)

Effect of exchange rate changes on cash	(2,691)	5,192	(611)	6,923

Increase in cash and cash equivalents	8,133	12,170	76,627	72,556

Cash and cash equivalents at beginning of period	364,326	272,245	295,832	211,859

Cash and cash equivalents at end of period	372,459	284,415	372,459	284,415

Interest and taxes paid:
Interest	22	78	32	124
Income tax	18,282	21,371	26,747	35,412

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended June 30, 2004

Revenues from unaffiliated customers	$152,226	18,954	453,309	118,685	10,673	12,365	32,454	—	798,666
Transfers between geographic areas	$16,781	942	2,834	4,313	1,325	1,519	1,505	(29,219)	—
Total revenues	$169,007	19,896	456,143	122,998	11,998	13,884	33,959	(29,219)	798,666
Net revenues	$88,846	10,411	63,841	39,334	5,984	5,013	8,794	—	222,223
Operating income	$14,913	2,311	30,357	7,032	1,389	595	1,649	—	58,246
Identifiable assets at quarter end	$613,064	39,078	218,148	256,567	19,507	19,532	32,791	7,895	1,206,582
Capital expenditures	$4,372	546	2,657	2,165	466	559	890	—	11,655
Depreciation and amortization	$3,363	285	946	1,234	152	160	353	—	6,493
Equity	$757,654	14,545	161,949	70,674	12,949	4,065	14,660	(323,849)	712,647

Three months ended June 30, 2003

Revenues from unaffiliated customers	$127,901	16,253	337,424	99,488	7,491	8,576	28,580	—	625,713
Transfers between geographic areas	$7,169	372	1,591	2,428	946	1,036	793	(14,335)	—
Total revenues	$135,070	16,625	339,015	101,916	8,437	9,612	29,373	(14,335)	625,713
Net revenues	$72,492	8,517	48,482	33,536	4,628	3,339	7,267	—	178,261
Operating income	$13,023	1,466	19,665	4,407	848	400	1,496	—	41,305
Identifiable assets at quarter end	$485,680	27,316	170,031	218,770	16,180	15,509	25,522	—	959,008
Capital expenditures	$1,267	492	1,089	693	142	155	510	—	4,348
Depreciation and amortization	$3,106	317	768	1,207	162	137	226	—	5,923
Equity	$614,055	10,094	124,610	51,690	11,643	2,144	9,490	(246,625)	577,101

Six months ended June 30, 2004

Revenues from unaffiliated customers	$288,783	36,087	820,967	230,915	20,489	23,943	64,332	—	1,485,516
Transfers between geographic areas	$31,277	1,747	5,190	8,321	2,434	3,099	2,842	(54,910)	—
Total revenues	$320,060	37,834	826,157	239,236	22,923	27,042	67,174	(54,910)	1,485,516
Net revenues	$169,709	19,966	119,550	77,043	11,639	9,897	16,915	—	424,719
Operating income	$28,106	4,303	55,019	12,599	2,624	1,268	3,135	—	107,054
Identifiable assets at quarter end	$613,064	39,078	218,148	256,567	19,507	19,532	32,791	7,895	1,206,582
Capital expenditures	$7,497	1,052	4,641	4,321	576	725	1,481	—	20,293
Depreciation and amortization	$6,672	569	1,793	2,447	301	335	635	—	12,752
Equity	$757,654	14,545	161,949	70,674	12,949	4,065	14,660	(323,849)	712,647

Six months ended June 30, 2003

Revenues from unaffiliated customers	$250,194	32,244	623,304	188,983	13,880	16,462	56,992	—	1,182,059
Transfers between geographic areas	$13,637	784	3,063	4,782	1,865	1,936	1,505	(27,572)	—
Total revenues	$263,831	33,028	626,367	193,765	15,745	18,398	58,497	(27,572)	1,182,059
Net revenues	$143,261	16,998	95,093	63,872	8,551	6,464	14,048	—	348,287
Operating income	$24,011	3,220	38,720	7,832	1,514	990	2,547	—	78,834
Identifiable assets at quarter end	$485,680	27,316	170,031	218,770	16,180	15,509	25,522	—	959,008
Capital expenditures	$3,546	713	2,086	1,459	152	237	700	—	8,893
Depreciation and amortization	$6,217	623	1,497	2,368	306	258	433	—	11,702
Equity	$614,055	10,094	124,610	51,690	11,643	2,144	9,490	(246,625)	577,101

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.